LEASE AGREEMENT

                                     Between

               THE MANUFACTURERS LIFE INSURANCE COMPANY, (U.S.A.)
                                 Company, Ltd.,


                                   As Landlord

                                       And

              Alta vista Technology, Inc., a California Corporation

                                    As Tenant


                                   Dated as of

                                  July 8, 1998








Property:

3oo  Orchard  City  Drive
Campbell,  California

Property  Number.  566

                                      INDEX

                                                                            Page

1.  LEASED  PREMISES

2.  TERM

          (a)  Term
          (b)  Delay  in  Occupancy
          (c)  Overholding

3.  RENT

     (a)  Basic  Rent
     (b)  Additional  Rent
     (c)  Payment  -  Additional  Rent
     (d)  Recovery  of  Rent
     (e)  Accrual  of  Rent
     (f)  Limitations

4.  SECURITY  DEPOSIT

5.  GENERAL  COVENANTS

     4  (a)  Landlord's  Covenant
     (b)  Tenant's  Covenant

6.  USE  AND  OCCUPANCY

     (a)  TJ@
     (b)  Waste,  Nuisance,  etc
     (c)  Insurance  Risks
     (d)  Compliance  with  Law
     (e)  Environmental  Compliance
     (f)  Rules  and  Regulations

7.  ASSIGNMENT  AND  SUBLETTNG

     (a)     No  Assignment  and  Subletting
     (b)  Assignment,  Subletting  Procedures
     (c)     Excess  Transfer  Rent
     (d)     Assumption  of  obligations
     (e)Tenant's  Continuing  obligations
     (f)     Change  of  Control

8.  REPAIR  AND  DAMAGE
     (a)  Landlord's  Repairs  to  Building  and  Property
     (b)  Landlord's  Repairs  to  the  Leased  Premises6
     (c)  Tenant's  Repairs
     (d)     Indemnification
     (e)     Damage  and  Destruction

9.  INSURANCE  AND  LIABILITY
     (a)  Landlords  Insurance
     (b)  Tenant's  Insurance
     (c)  Litigation  of  Landlord's  Liability
     (d)  Indemnity  of  Landlord
     (e)  Definition  of  "Insured  Damage"





                                       (I)

                                      INDEX

                                                                            Page
10.  EVENTS  OF  DEFAULT  AND  REMEDIES

     (a)  Events  of  Default  and  Remedies                                   9
     (b)  Payment  of  Rent  etc.  on  Termination                            10

     ADDITIONAL  PROVISIONS

     11.     Common  Areas                                                    11
     12.     Relocation  of  Leased  Premises                                 11
     13.     Subordination  and  Attornment                                   11
     14.     Certificates                                                     11
     15.     Inspection  of  and  Access  to  the  Leased  Premises           12
     16.     Delay                                                            12
     17.     Waiver                                                           12
     18.     Sale,  Demolition  and  Renovation                               12
     19.     Public  Taking                                                   13
     20.     Registration  of  Lease                                          13
     21.     Lease  Entire  Agreement                                         13
     22.     Notices                                                          13
     23.     Interpretation                                                   13
     24.     Extent  of  Lease  Obligations                                   14
     25.     Use  and  Occupancy  Prior  to  Term                             14
     26,     Limitation  on  Landlord  Liability                              14
     27.     Waiver  of  jury  Trial                                          15
     28.     Choice  of  Law                                                  15
     29.     Schedules                                                        15

Definitions of Principal Terms    Paragraph     Page
Additional Rent                        3 (b)       2
Additional Services                    4 (b)     D-2
Basic Rent                             3 (a)       2
Building                                   1       1
Debts, Liabilities & Obligations           4       3
Fiscal Period                          3 (c)       2
Insured Damage                         9 (e)       9
Landlord                                        1,11
Landlord's Taxes                       2 (a)     C-1
Leased Premises                            1       1
Leasehold Improvements                     1     F-1
Landlord's Work                            2     F-1
Operating Costs                            5     D-2
Property                                   1       1
Public Taking                             19      13
Rent                                   3 (d)       3
Taxes                                  2 (b)     C-1
Tenant                                             1
Tenant's Proportionate Share            2(d)     C-2
Tenants Proportionate Share                7     D-3
Tenant's Taxes                         2 (e)     C-1
Team                                   2 (a)       1

THIS  AGREEMENT  made  this  8th  day  of  July  1998.

BETWEEN:

          THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.), a company domiciled in the State of Michigan and having an office at 200 Bloor Street East, Toronto, Ontario M4W lE5, and having a local office at 865 South Figueroa Street, Suite 2,300 in the City of Los Angeles, California

                       (hereinafter called the "Landlord")


                                                              OF THE FIRST PART,

          --- and --
          Alta Vista Technology, Inc., a California Corporation

          having an office at
          1500 Dell Avenue in the City
          of Campbell, CA 95008

                        (hereinafter called the tenant")

                                                             OF THE SECOND PART,

In consideration of the rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:

                             1.     LEASED PREMISES

LEASED PREMISES  The  Landlord  does demise and lease to the Tenant the premises
     (the "Leased Premises") located in A building (the "Building") having a municipal address of 300 Orchard City Drive in the City of Campbell and known as Suite 142, Water Tower a) (the Leased Premises, the Building, together with the lands described in Schedule "A" attached hereto and present and future improvements, additions and changes thereto being herein called the "Property"). The Leased Premises are located on the first list) floor(s) and the approximate location is outlined in heavy black and cross hatched on the plan or plans marked Schedule(s) "B1" attached hereto. The parties agree that the Rentable Area of the Leased Premises is two thousand six hundred twenty-eight square feet (2,628 square feet) and has been measured in accordance with the provisions of Schedule "B' attached hereto.

                                     2. TERM

     (a) TO HAVE AND TO HOLD the Leased Premises for and during the term of three(3)years and zero (0) days (the "Tem") to be computed from the far day of September 1998, and to be fully complete and ended on the 31st day of August 2001, unless otherwise terminated.

     (b) If the Leased Premises or any part thereof are not ready for occupancy on the date of commencement of the Term, no part of the "Rent" (as hereinafter defined) or only a proportionate part thereof, in the event that the Tenant shall occupy a part of the Leased Premises, shall be payable for the period prior to the date when the entire Leased Premises are ready for occupancy and the full Rent shall accrue only after such last mentioned date. The Tenant agrees to accept any such abatement of Rent in full settlement of all claims which the Tenant might otherwise have by reason of the Leased Premises not being ready for occupancy on the date of commencement of the Term, provided that when the Landlord has completed contraction of such part of the Leased Premises as it is obliged hereunder to construct, the Tenant shall not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant's failure or delay to provide plans or to complete any special installations or other work required for its purposes or due to any other reason, nor shall the Tenant be entitled to any abatement of Rent for any delay in occupancy if the Landlord has been unable to complete construction of the Leased Premises by reason of such failure or delay by the Tenant. A certificate of the Landlord as to the date the Leased Premises were ready for occupancy and such construction as the Landlord is obliged to complete is substantially completed, or as to the date upon which the same would have been ready for occupancy and completed respectively but for the failure or delay of the Tenant, shall be conclusive and binding on the Tenant and Rent in full shelf seems and become payable from the date set out in the said certificate. Notwithstanding any delay in occupancy, the expiry date of this Lease shall remain unchanged.

     (e) If at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at double "Basic Rent' (as hereinafter defined) payable monthly in advance plus "Additional Rene, (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any moneys received from the Tenant in payment of such monthly Rent, Notwithstanding the foregoing, in the event that the Tenant shall field over after the expiration of the Term and the Landlord shall desire to regain possession of the Leased Premises promptly at the expiration of the Term, then the Landlord, at its sole option, may forthwith re-enter and take possession of the Leased premises without process, or by any legal process in force, Tenant hereby expressly waiving any and all notices to cure or vacate or to quit the Leased Premises provided by current or future law (except for those notices specifically outlined in this Lease).

                                     3. RENT

BasicRent (a) (i) The Tenant shall without demand, deduction or right of offset pay to the Landlord yearly and every year during the Term as rental (herein called "Basic Rent"), the sum of Thirty-Three Thousand One Hundred Eight and Of)/100 Dollars ($33,108.00) of lawful money of the jurisdiction in which the Leased Premises are located, in equal monthly installments of Two Thousand Seven Hundred Fifty-Nine and 00/100 Dollars ($2,759.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of September 199B.

Increase in rent (ii) Commencing on the 1st day of November l998 and continuing until the 3lst day of August 1999, the Basic Rent shall be increased to Sixty-Six Thousand Two Hundred Twenty-Eight and 00/100 Dollars ($66,228.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Five Thousand Five
     Hundred Nineteen and 00/100 Dollars ($5,519.00) each in advance on the first day of each month during the Term, the first payment to be made on the tat day of November 1998.

          (iii) Commencing on the 1st day of September l999 and continuing until the 3lst day of August 2OOO, the Basic Rent shall be increased to Sixty-Seven Thousand Eight Hundred and OO/100 Dollars ($67,800.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Five Thousand Six Hundred Fifty and 00/100 Dollars ($5,650.GO) each in advance on the first day of each month during the Term, the first payment to be made on the tat day of September 1999.

          (iv) Commencing on the 1st day of September 2OOO and continuing until the 3lst day of August 2001, the Basic Rent shall be increased to Sixty-Nine Thousand Three Hundred Eighty-Four and 00/100 Dollars($69,384.00)per annum of lawful money of the jurisdiction which the Leased Premises are located payable in equal monthly installments of Five Thousand Seven Hundred Eighty-Two and 00/100 Dollars ($5,782.00) each in advance on the first day of each month during the Term, the first payment to be made on the tat day of September 2000.

Additional Rent (b) The Tenant shall, without deduction or right of offset pay to the Landlord yearly and every year during the Term as additional rental (herein called 'Additional Rent")

          (i) the amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule "C" attached hereto; and

          (ii) the amounts required to be paid to the Landlord pursuant to the provisions of Schedule "D" attached hereto.

Payment Additional Rent (c)Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months ("Fiscal Period"), which shall be a calendar year unless the Landlord shall from time to time have selected a fiscal Period which is not a calendar year by written notice to the Tenant.

     The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the term or because of a change in Fiscal Period) which commenced upon the commencement date of the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlords estimate as aforesaid. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. After the end of each such Fiscal Period or broken portion thereof the Landlord shall provide the Tenant with a statement of the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period.

     Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

Recovery of Rent (d) In this Lease 'Rent' means all amounts required to be paid by the Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent.

Accrual of Rent (e) Basic Rent and Additional Rent shall be considered as accruing from day to day, and for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the tenancy created hereby commences and expires. Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof and Additional Rent for such period shall be payable by the Tenant upon demand by the Landlord. If the Term commences or expires on any day other than the first or the last day of a month, Basic Rent and Additional Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on the commencement date of the Term.

     (f) The information set out in Statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice (the "Dispute Notice") to the Landlord within sixty (60) lays of the Landlord's submission of such statement, document, or writing identifying the statement, document, or writing. The Dispute Notice shall set out in reasonable detail the reason why such statement, document or writing is in error or otherwise should not be binding on the Tenant. If the Tenant disputes the amount of the Additional Rent as aforesaid, and if such dispute is not resolved within thirty (30) days after the Tenant delivers the Dispute Notice to the Landlord, then the

     Landlord shall cause an audited statement of Additional Rent to be prepared by an independent nationally recognized firm of chartered accountants. The statement of Additional Rent as prepared by such accountants shall be final and binding upon the parties hereto and within fifteen (15) days after delivery of such statement of Additional Rent to the parties by the accountants the Landlord sort Tenant shall readjust Additional Rent as contemplated by section 3(c). The cost of preparation of such audited statement shall be paid by the Tenant as Rent unless the amount of Additional Rent payable by the Tenant as set forth in such audited financial statement is at least 4% less than the amount of Additional Rent demanded by the Landlord la accordance with the statement delivered to the Tenant pursuant to section 3(c).

                             4.     SECURITY DEPOSIT

Security Deposit The Tenant shall pay to the Landlord on execution of this Lease by the Tenant the sum of Five Thousand Five Hundred Nineteen Dollars
     ($5,519.00) as a deposit to the Landlord to stand as security for the payment by the Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord and for the performance by the Tenant of all of its obligations arising under or in connection with this Lease (the "Debts, Liabilities and Obligations"). The Landlord shall not be required to keep the deposit separate from its general funds. In the event of the Landlord disposing of its interest in this Lease, the Landlord shall credit the deposit to its successor and thereupon shall have no liability to the Tenant to repay the security deposit to the Tenant, Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall repay the security deposit to the Tenant without interest at the end of the Term or sooner termination of the Lease provided that all Debts, Liabilities and Obligations of the Tenant to the Landlord are paid and performed in full, failing which the Landlord may on notice to the Tenant elect to retain the security deposit and to apply it in reduction of the Debts, Liabilities and Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of the remaining Debts, Liabilities and Obligations.

                            5.     GENERAL COVENANTS

Landlord's  Covenant  (a)     The  Landlord  covenants  with  the  Tenant:

                    (i) for quiet enjoyment; and
                    (ii) to observe and perform all the covenants and obligations of the Landlord herein.

Tenant's  Covenant    (b)  The     Tenant  covenants  with  the  Landlord:

                    (i) to pay Rent, and
                    (ii) to observe and perform ail the covenants and obligations of the Tenant herein.

                           6.  USE  AND  OCCUPANCY

The  Tenant  covenants  with  the  Landlord:
(a) not to use the Leased Premises for any purpose other than an office for the conduct of the Tenant's business which is general office use and such use shall be consistent with the character of the Property and compatible with the other uses of the Property;
Waste, Nuisance, etc.(b) not to commit, or permit, any waste, injury or damage to the Property including the Leasehold Improvements and any trade fixtures therein, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Property or to the Landlord;
Insurance Risks (c) not to do, or permit to be done or omitted to be done upon the Property anything which would cause to be increased the Landlord's cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

Compliance with Law (d) to comply at its own expense with all governmental laws, regulations and requirements pertaining to the occupation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein;

Environmental Compliance (e) (i) not to conduct and maintain its business and operations at the Leased Premises so as to comply in all respect with common law and with all present and future applicable federal, provincial/ state, local, municipal, governmental or quasi-governmental laws, by-laws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements concerning occupational or public health and safety or the environment and any order, injunction, judgment, declaration, notice or demand issued thereunder, ("Environmental Laws");

          (ii) not to permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Law to be present at, on or in the Leased Premises, unless it has received the prior written consent of the Landlord which consent may be arbitrarily withheld;

Rulesand Regulations (f) to observe and perform, and to cause its employees, invited and others over whom the Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule "E" hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless the Tenant comments thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise.

                        7.     ASSIGNMENT AND SUB-LETTING

No Assignment and Subletting (a) The Tenant covenants that it will not assign this Lease or sublet all or any part of the Leased

     Premises or mortgage or encumber this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others (each of which is a 'Transfer') without the prior written consent of the Landlord, which consent the Landlord covenants not to withhold unreasonably (i) as to any assignee, subtenant or occupant (the 'Transferee') who is in a satisfactory financial condition, agrees to use the Leased Premises for those purposes permitted hereunder, and is otherwise satisfactory to the Landlord, and (ii) as to any portion of the Leased Premises which, in the Landlord's sole judgment, is a proper and rational division of the Leased Premises, subject to the Landlord's right of termination arising under this paragraph, This prohibition against a Transfer shall be construed to include a prohibition against any Transfer by operation of law.

     Assignment or Subletting procedures (b) The Tenant shall not effect a Transfer unless;

          (i) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with the Lease, and the acceptance of which would not breach any provision of this Lease if this paragraph is complied with and which the Tenant has determined to accept subject to this paragraph being complied with, and

          (ii) it shall have first requested and obtained the consent in writing of the Landlord thereto.

     Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to the best of its knowledge to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed Transferee. Notwithstanding the provisions of sub-paragraph (a), within twenty (20) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder, the Landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sublet the whole of the Leased Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice. In such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate proportionately. If such consent shall be given the Tenant shall effect the Transfer only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. Any consent shall be given without prejudice to the Landlord's rights under the Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or cement to any further or other Transfer.

Excess Transfer Rent (c) In the event the Landlord consents to any Transfer, the
     Tenant shall pay to the Landlord, as and when amounts on account are due or paid by the Transferee to the Tenant, all excess Transfer rents (hereinafter called the "Excess Transfer Rent"), if any, as Rent. The Excess Transfer Rent shall be determined in accordance with the following formula: all gross revenue received by the Tenant from the Transferee and attributable to the Transfer less:

          (i) the Rent paid by the Tenant to the Landlord during the term of the Transfer,

          (ii) any reasonable and customary out of pocket transaction costs incurred by the Tenant in connection with such Transfer including attorney's fees, brokerage commissions, cash inducements and alteration costs (which transaction costs shall be amortized on a straight line basis over the term of the Transfer).

The Tenant agrees to promptly furnish such information with regard to the Excess Transfer Rent as the Landlord may request from time to time.

Assumption of Obligation (d) No Transfer shall be effective unless the Transfer shall execute an agreement on the Landlord's form, assuming all the obligations of the Tenant hereunder, and shall have paid to the Landlord its reasonable fee for processing the Transfer.

Tenant's Continuing Obligations (e) The Tenant agrees that any consent to a Transfer shall not thereby release the Tenant of its obligations hereunder.

Change of Control (f) if the Tenant or occupant of the Leased Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued capital stock of the corporation or the transfer or issuance of any capital stock of the corporation sufficient to transfer effective voting content of the corporation to others than the shareholder or shareholders having effective voting control of the corporation immediately prior to such transfer or issuance, shall be deemed for all purposes of this paragraph 7 to be a Transfer and, accordingly, a violation of this paragraph 7 respecting assignment of this Lease unless the prior written consent of the Landlord is first obtained, and the Landlord shall have all of the same rights in respect thereof as though any such transfer or issuing of shares or proposed transferring or issuing of shares were a Transfer. The Landlord shall have access at all times to the corporate books and records of the Tenant, and the Tenant shall make the same available to the Landlord or its representatives upon request, for inspection and copying at all times in order to ascertain whether or not there has at any time during the Term of this Lease been a transfer or issuing of shares sufficient to constitute a change in the effective voting control of the Tenant. This subparagraph 7 (f) shall not apply to the Tenant if and for so long as the Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in Canada or the United States.

(g) Notwithstanding anything in this Lease to the contrary, the Tenant shall not be permitted without the written consent of the Landlord to effect a Transfer to tenants currently occupying space in the Property.

                             S.     REPAIR & DAMAGE

Landlord's repairs to building and property (a) The Landlord covenants with the Tenant to keep in a good and reasonable state of repair and decoration:

          (i) those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including foundations and roofs) of all buildings and structures from time to time forming part of the Property and affecting its general appearance; and

          (ii) the Building (other than the Leased Premises and premises of other tenants) including the systems for interior climate control, the elevators and escalators (if any), entrances, lobbies, stairways, corridors and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for bringing utilities to the Leased Premises.

Landlord's repairs to the Leased premises (b) The Landlord covenants with the Tenant to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in standard demising walls or in structural elements, exterior walls of the Building, suspended ceiling, electrical and mechanical installations standard to the Building installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease) and "Insured Damage" (as herein defined). The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises.

Tenant's repairs (c) The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant's own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to this paragraph, the Leased Premises, including Leasehold Improvements in good and substantial repair, reasonable wear and tear excepted, provided that this obligation shall not extend to structural elements or to exterior glass or to repairs which the Landlord would be required to make under this paragraph but for the exclusion therefrom of defects not sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease. The Landlord may enter the Leased Premises at all reasonable times upon twenty-four (24) hours notice, except in case of emergency and view the condition thereof and the Tenant covenants with the Landlord to repair, maintain and keep the Leased Premises in good and substantial repair according to notice in writing, reasonable wear and tear excepted. If the Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may upon twenty-four (24) hours notice, except in case of emergency, effect the repairs and the Tenant shall pay the reasonable cost thereof to the Landlord on demand. The Tenant covenants with the Landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and condition, reasonable wear and tear excepted.

Indemnification (d) If any part of the Property  becomes out of repair,  damaged or destroyed through the negligence of, or misuse by, the Tenant or its employees, agents, invitees or others under its control, the Tenant shall pay the Landlord on demand the expense of repairs or replacements, including the Landlord's reasonable administration charge thereof, necessitated by such negligence or misuse.

Damage and Destruction (e) It is agreed between the Landlord and the Tenant that:

          (i) in the event of damage to the Property or to any part thereof, if in the reasonable opinion of the Landlord the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten (10) days, then

               (1) unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control, from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

               (2) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence;

          (ii) if the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of the Landlord, the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of the damage, then the Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to the Tenant. Upon the Landlord giving such notice, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage;

          (iii) the Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this Section requires the Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services to those in the Building prior to the damage; and

          (iv) if premises whether of the Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by the Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then the Landlord may, by written notice to the Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a) (b) and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under sub-paragraph (a) (i) of this paragraph).

                         9.     INSURANCE AND LIABILITY

Landlord's Insurance (a) The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the "Leasehold Improvements" (as hereinafter defined) in the Leased Premises.
     The insurance to be maintained by the Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of the Landlord losses suffered by the Landlord in its capacity as Landlord through business interruption. The insurance to be maintained by the Landlord shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over which the insurer might otherwise be entitled against the Tenant or the agents or employees of the Tenant.

Tenant's  Insurance  (b) The Tenant  shall take out and keep in force during the
     Term:

          (i) comprehensive general public liability insurance all on an occurrence basis with respect to the business carried on in or from the Leased Premises and the Tenant's use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Two Million Dollars ($2,{)00,000) or such other amount as the Landlord may reasonably require upon not less than one (2) month notice at any time during the Term, which insurance shall include the Landlord as a named insured and shall contain a cross liability clause protecting the Landlord in respect of claim by the Tenant as if the Landlord were separately insured;

          (ii) insurance in respect of fire and such other perils @ are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Leased Premises for not less than 80% of the full replacement cost thereof, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear, and

          (iii) insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than ninety (90) days' written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by the Tenant shall be on terms and with insurers satisfactory to the Landlord. Each policy shall contain: (A) a waiver by the insurer of any rights of subrogation or indemnity or any other claim over to which the insurer might otherwise be entitled against the Landlord or the agents or employees of the Landlord, (B) a cross liability clause and (C) an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made, and the policy will not lapse or be canceled, except after not less than thirty (30) days' written notice to the Landlord of the intended change, lapse or cancellation. The Tenant shall furnish to the Landlord, if and whenever requested by it, certificates or other evidences acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the Landlord are unacceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within forty-eight (48) hours provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord to the Landlord on demand.

Limitations of Landlord's Liability (c ) The Tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the actual willful misconduct or gross negligence of the Landlord or its own employees. In no event shall the Landlord be liable for any damage, including indirect, special or consequential damages, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything clone or omitted by any other tenant.

Indemnity of Landlord (d) Except with respect to claims or liabilities in respect of any damage which is Insured Damage to the extent of the cost of repairing such Insured Damage, the Tenant agrees to indemnify and save harmless the Landlord in respect of:

          (i) all claim for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor, invites or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

          (ii) any loss, cost, (including, without limitation, lawyers' fees and disbursements), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

Definition of "Insured Damages" (e) For purposes of this Lease, "Insured Damage" means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than deductible amount Dproperly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant to sub-paragraph (a) Where an applicable policy of insurance contains an exclusion for damages recoverable from a third party, claims as to which the exclusion applies shall be considered to constitute Insured Damage only if the Landlord successfully recovered from the third party.

                     10.     EVENTS OF DEFAULT AND REMEDIES

Events of Default and Remedies (a) In the event of the happening of any one of the following events:

          (i) the Tenant shall have failed to pay an installment of Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than ten (10) days after the date such installment or amount was due;

          (ii) there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than the obligation to pay Rent or any other amount of money) and such default shall be continuing for a period of more than thirty (30) days after written notice by the Landlord to the Tenant specifying the default and requiring that it be cured;

          (iii) if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be canceled or about to be canceled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

          (iv) the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant or a permitted Transferee or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

          (v) the Leased Premises shall be abandoned without the prior written consent of the Landlord for fifteen (15) consecutive days or more while capable of being occupied;

          (vi) the balance of the Term of this Lease or any of the goods and chattels of the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment;

          or

          (vii) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for Its winding-up or other lamination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant;

          then the Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise;

     (A) to remedy or attempt to remedy any default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

     (B) with respect to =paid overdue Rent, to the payment by the Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term "Rent") thereon at a rate equal to the lesser of three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by the Landlord's principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

     (C) to terminate this Lease forthwith by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. The Tenant hereby expressly waives any and all notices (other than those notices specifically outlined in this Lease) to cure or vacate or to quit the Leased Premises provided by current or future law;

     (D) to enter the Leased Premises as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture of other property thereon and upon giving ten (10) days' written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any; and

     (E) in the event of any breach by the Tenant of any of the covenants or provisions of this Lease, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption or to any notice to quit granted by or under any present or future laws in the event of this Lease being terminated and/or Landlord obtaining possession of the Leased Premises pursuant to the provisions of this section.

Payment of Rent, etc. on Termination (b) Upon the giving by the Landlord of a notice in writing terminating this Lease under paragraph 10 (a)(C), above, this Lease and the Tem shall terminate, the Tenant shall remain liable for and shall pay on demand by the Landlord (I) the full amount of all Rent which would have accrued until the date on which this Laws would have expired had such termination not occurred, and any and all damages and expenses incurred by the Landlord in re-entering and repossessing the Leased Premises in making good any default of the Tenant, in making any alterations to the Leased Premises, and any and all expenses which the Landlord may incur during the occupancy of any new ten ant, less (if) the net proceeds of any re-letting of the Leased Premises which has occurred at the time of the aforesaid demand by the Landlord to the Tenant. The Tenant agrees to pay to the Landlord the difference between items
(i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. The Landlord shall be entitled to any excess with no credit to the Tenant. The Landlord may, in its sole discretion, make demand on the Tenant as aforesaid on any one or more occasion, and any suit brought by the Landlord to enforce collection of such difference for any one month shall not prejudice the Landlord's right to enforce the collection of any difference for any subsequent month or months. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to the Landlord all costs incurred by the Landlord, including reasonable attorneys' fees, with respect to any successful lawsuit or action instituted or taken by the Landlord to enforce the provisions of this Lease. The Tenant's liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

If the Landlord determines that it is impracticable or extremely difficult to fix the actual damages, then, as an alternative to the remedy set forth in the preceding paragraph, the Tenant will pay to the Landlord on demand, liquidated and agreed final damages for the Tenant's default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the present value at a rate of six percent (6%) per annum of the excess, if any, of (i) all Rent payable under this Lease from the date of such demand for what would be the then unexpired Term of this Lease in the absence of such termination over (ii) the then fair market rental value of the Leased
Premises (as determined by the Landlord). if any law shall limit the amount agreed upon, the Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice the Landlord's right to prove, and claim in full, unpaid rent seemed prior to termination of this Lease. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

     (c) The Tenant shall pay to the Landlord on demand all costs and expenses, including lawyers'
          fees, incurred by the Landlord in successfully enforcing any of the obligations of the Tenant under this Lease.

                              ADDITIONAL PROVISIONS

Common Areas 11. The Tenant acknowledges and agrees that the common areas of the Property shall at all times be subject to the exclusive management and control of the Landlord. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord may temporarily close or restrict the use of all or any part of the common areas of the Property in an emergency, or for security or crowd control purposes, to facilitate tenants moving in or out of the building, or for the purpose of making repairs, alterations or renovations. The Landlord agrees not to permanently alter such common areas in any manner which would deny reasonable access to the Leased Premises. In the event of any such temporary closure or restriction of use or if changes are made to such common areas by the Landlord, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual "iction or a breach of the Landlord's covenant for quiet enjoyment.

Relocation of Leased Premises     12.       The Landlord shall have the right at
any time upon sixty (60) days' written notice (the "Notice of Relocation") to relocate the Tenant to other premises in the Property (the "Relocated Premises") and the following terms and conditions shall be applicable:

     (a) the Relocated Premises shall contain approximately the same as, or greater Rentable Area than, the Leased Premises;

     (b) the Landlord shall provide at its expense leasehold improvements in the Relocated Premises equal to the standards of the Leasehold Improvements in the Leased Premises which have been completed or which the Landlord is obliged herein to provide in the Leased Premises;

     (c ) the Landlord shall pay for the reasonable moving costs (if any) from the Leased Premises to the Relocated Premises of the Tenant's trade fixtures and furnishings;

     (d) as compensation for all other costs, expenses and damages which the Tenant may suffer or incur in connection with the relocation including disruption and l@ of business, Basic Rent and Additional Rent for the Relocated Premises for the period of the first one (1) month of occupancy shall abate;

     (e) during the remaining Term of the Lease but not including any renewals of the Lease, the Basic Rent and Tenant's Proportionate Share of Additional Rent for the Relocated Premises shall be no greater than the Basic Rent and Tenant's Proportionate Share of Additional Rent for the Leased Premises, notwithstanding the Relocated Premises may contain a greater Rentable Area;

     (f) all other terms and conditions of the Lease shall apply to the Relocated Premises except as are inconsistent with the terms and conditions of this sub-paragraph;

     (g) the Tenant agrees to execute the Landlord's standard form of lease amendment then being used by the Landlord for the Building to give effect to the relocation.


Subordination and Attornment 13. This Lease and all rights of the Tenant hereunder are subject and subordinate to all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof provided the lessor, charges, mortgagee or trustee agrees to accept this Lease if not in default; and in recognition of the foregoing the Tenant agrees that it will, whenever requested, attorn to such lessor, charges, mortgagee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by the holder of any such lease, charge, or mortgage an instrument of subordination or attornment as may be required of it.

Certificates 14. The Tenant agrees that it shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any lessor, charges, or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgment in writing as to the then status of this Lease, including as to whether it is in fell force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of the accounts between Landlord and the Tenant, the existence or nonexistence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgment.

Inspection of and Access to the Leased Premises 15. The Landlord shall be permitted at any time and from time to time upon twenty-four (24) hours notice, except in case of emergency, to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purposes of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Leased Premises or the Property, or to have access to utilities and services (including all ducts and access panels (if any), which the Tenant agrees not to obstruct) and the Tenant shall provide free and unhampered access for the purpose, and shall not be entitled to compensation or any diminution or abatement of Rent for any inconvenience, nuisance or discomfort mused thereby. During the last six (6) months, the Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants. The Landlord in exercising its rights under this paragraph shall do so to the extent reasonably necessary so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises provided that in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference.

Delay 16. Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of moneys required to be paid by the Tenant to the Landlord hereunder) by reason

-or-

          (a) strikes or work stoppages;
          (b) being unable to obtain any material, service, utility or labor required to fulfill such obligation;
          (c ) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment;

          -or-

          (d) other unavoidable occurrence,
          the time for fulfillment of such obligation shall be "tended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment-of the Leased Premises and provided further that if the Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of say of the circumstances act out in sub-paragraph (c) of this paragraph '15 and to fulfill such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions to or renovations of the Property, the Landlord may an sixty (60) days' written notice to the Tenant terminate this Lease.

Waiver 17. If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or noncompliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

Sale, Demoi1ition and Renovation 18. (a) The term "Landlord" as used in this Lease, means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or lease thereof, or the sale or sales or the transfer or transform or the assignment or assignments of any such lease or lease, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder. It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord's exoneration, end Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease;


     (b) Notwithstanding anything contained in this Lease to the contrary, in the event the Landlord intends to demolish or to renovate substantially all the Building, then the Landlord, upon giving the Tenant one hundred and eighty (180) days' written notice, shall have the right to terminate this Lease and this Lease shall thereupon expire on the expiration of one hundred and eighty (180) days from the date of the giving of such notice  without  compensation  of  any  kind  to  the  Tenant.
Public Taking 19. The Landlord and Tenant shall co-operate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relation costs and business interception and so that the Landlord my receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant's leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant's rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the Leased Premises is Publicly Taken, the Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, an the date of such Public Taking, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this paragraph, the words "Public Taking" shall include expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and "Publicly Taken" shall have a corresponding meaning.

Registration of Lease 20. The Tenant agrees with the Landlord not to register this Lease in any recording office and not to register notice of this Lease in any form without the prior written consent of the Landlord. If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord shall have approved and upon payment of the Landlord's reasonable fee for same and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge at Tenant's expense registration of such a notice or caveat at the expiry or earlier termination of the Term, and in the event of Tenant's failure to so remove or discharge such notice or caveat after ten (10) days' written notice by Landlord to Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such a notice or caveat in order to remove and discharge such notice of caveat and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant.

Lease Entire Agreement 21. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in say way affecting or relating to this Lease save as expressly set out I, this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

Notices 22. Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail addressed to the Landlord at the said local office address of the Landlord shown above, and if to the Tenant, either delivered Personally to the Tenant lot to an officer of the Tenant, if a corporation) or mailed by prepaid mail addressed to the Tenant at the Leased Premises, or if an address of the Tenant is shown in the description of the Tenant above, to such address. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed. The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it- The Tenant easy, if an address of the Tenant is shown in the description of the Tenant above, from time to time by notice in writing to the landlord, designate another address a, the address to which notices are to be mailed to it, r specify with greater particularity the address to which such notices are to be mailed.

Interpretation 23. In this Agreement "herein, "hereof", "hereby", "hereunder", "hereto", "hereinafter" and similar expressions refer to ibis Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions f this Lease are to be construes as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it Or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in fares and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

Interpretation 24. This Agreement and everything herein contained shall ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Use and Occupancy Prior to Term 25. If the Tenant shall for any reason use or occupy the Leased Premises in any way prior to the commencement of the Term without there being an existing lease between the Landlord and Tenant under which the Tenant has occupied the Leased Premises, then during such prior use or occupancy the Tenant shall be a Tenant of the Landlord and shall be subject to the same covenants and agreements in this Lease mutatis mutandis.

Limitation of Landlord Liability 26. Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of the Landlord arising out of or in connection with this Lease, the relationship of the Landlord and the Tenant hereunder and/or the Tenant's use of the Leased Premises, shall be limited to the estate of the Landlord in the Property. No other property or asset of the Landlord or any partner or owner of the Landlord shall be subject to levy, execution, or other enforcement, proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of the Tenant arising out of or in connection with this Lease, the relationship of the Landlord and the Tenant hereunder and /or the Tenant's use of the Leased Premises.

Waiver of Jury Trial 27. The Tenant hereby waives trial by jury in any claim, action, proceeding or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant, or the Tenant's use and occupancy of the Leased Premises.

Choice of Law 28. This Lease shall be governed by the laws of the State in which the Leased Premises are located. Any litigation between the Landlord and the Tenant concerning this Lease shall be initiated in the county in which the Premises are located.

Schedules  29.     The  provisions  of  the  following Schedules attached hereto shall  form  part  of  this  Lease  as  if  the  same  were  embodied  herein:


Schedule 'A'    Legal Description of Property
Schedule 'B'    Measurement of Rentable Area
Schedule "B-1"  Location of Leased Premises
Schedule "C'    Taxes Payable by Landlord and Tenant
Schedule 'D'    Services and Costs
Schedule "E'    Rules and Regulations
Schedule 'F'    Leasehold Improvements


     IN WITNESS WHEREOF the parties hereto have executed this Agreement. I/We have authority to  bind  the  corporation.

                                    Landlord:

                             THE MANUFACTURERS LIFE
     INSURANCE  COMPANY  (USA)


Witness  as  to  Signing  by  Landlord          by  Signature  ___________
                              Title:

                              Tenant:  Alta  Vista  Technology,  Inc.,
                              A  California  Corporation

Witness/Attest
                              By  Signature:  s.  Jack  Marshall
                              Title:  President
                              Name:  Jack  Marshall
Witness  as  to  signing  by
Tenant  or  officer(s)  of  Tenant

                              By  Signature:________
                              Title:
                              Name:

                                  SCHEDULE 'A'

Legal  Description  -  300  Orchard  City  Drive

All that real property situated in the City of Campbell, County of Santa Clara, State of California, described as follows:

Parcel  One:

Beginning at the point of intersection of the Southwesterly line of a parcel of land described in Deed and recorded in 1975 under series number 5194638 in the Santa Clara County's Recorders Office, Santa Clara County, California, and the Northwesterly right-of-way line of the Southern Pacific Transportation Company, said points being the True Point of Beginning, thence North 58 06' 21" West,
292.40 feet to an iron pipe as shown on that certain Parcel Map recorded March 12, 1974 in Book 337 of Maps at Page 19, Santa Clara County Records; thence North 31 44' 30"East, 228.57 feet to an iron pipe as shown on said map thence, North 0 09' 35" West, 31.26 feet to an iron pipe as shown on said map; thence North 89 55' 46" East, 10.45 feet to an iron pipe as shown on said map; thence North 02 27' East, 32.98 feet to an iron pipe as shown on said map thence North 89 56' 17" West, 126.22 feet, more or less to the Easterly right-of-way of South First Street; thence Northerly along said Easterly right-of-way line North 0 09' 35" West, 50.39 feet, more or less to the Southerly right-of-way line of Orchard City Drive, thence, Easterly along said Southerly right-of-way line
236.34  feet,  to  a  tangent  curve concave to the Southwest having a radius of
275.00 feet; thence, along said tangent curve concave to the Southwest, 72.99 feet, more or less through a central angle of 15 12'28" to the Westerly right-of-way line of central avenue; then Southerly along said Westerly right of way line 115.00 feet, more or less to an iron pipe, as shown on said map marking an angel point to said Westerly right-of-way line, 122.84 feet to an iron pipe as shown on said map marking the intersection of said Southerly right-of-way line with the Northwesterly right-of-way line of the Southern Pacific Transportation Company; thence, Southwesterly, along said right-of-way line, South 31 34'10" West, 544.54 feet to the True Point of Beginning.

Excepting  from  above,  the  following  described  parcels:

Parcel  A:

Beginning at an iron pipe marking the intersection of the Northwesterly right-of-way line of the South Pacific Railroad Company and the Southerly line of Central Avenue; thence, South 31 34'10" West along said Northwesterly right-of-way line 18.00 feet; thence, North 58 27' 19" West, parallel to the Southerly right-of-way line of Central Avenue and at right angles, 18.00 feet distant, 52.00 feet; thence, North 31 34' 10" East, 3.00 feet to a tangent curve concave to the Southwest, having a radius of 1.5 feet thence along said tangent curve concave to the Southwest 2.36 feet, through a central angle of 90 ; thence, North 58 27' 19" West, 19.00 feet; thence, North 31 32' 41" east,
14.00 feet, more or less, to the Southerly right-of-way line of Central Avenue; thence, Easterly along said Southerly right-of-way line, South 58 27' 19" East,
73.00  feet,  more  or  less,  tot  he  point  of  beginning.

Parcel  B:

All that certain parcel of land situated in the City of Campbell, County of Santa Clara, State of California described as follows:

Beginning at the point of intersection of the Southwesterly line of a parcel of land described in Deed and recorded in 1975 under series number 5194638 in the Santa Clara County's Recorders Office, Santa Clara County, California, and the Northwesterly right-of-way line of the Southern Pacific Transportation Company, said point of being the True Point of Beginning thence North 58 06' 21" west,
292.40 feet to an iron pipe; thence North 31 44' 30" East, 200.00 feet; thence South 58 06' 19" East 291.50 feet, thence South 31 34' 10" West, 200.00 feet to the True Point of Beginning.

Page  2  (300  Orchard  City  Drive)

Parcel  C

Bounded  on  the  West  by the East right-of-way line of the South First Street;
bounded on the North by the Southerly right-of-way line of Orchard City Drive bounded on the East by the Westerly right of way line of Central Avenue; bounded on the South by the following described line:

Beginning at an iron pipe on the Easterly right-of-way line of South First Street, 50.39 feet Southerly on said Easterly right-of-way line from the Southerly right-of-way line of Orchard City Drive; thence, South 89 56' 17" East 126.21 feet to an iron pipe; thence, South 0 02' 27" West, 8.00 feet; thence, North 73 33' 43", East 36.50 feet to a tangent curve concave to the South, having a radius of 39.00 feet; thence along said tangent curve concave to the South, 18.04 feet, through a central angle of26 30' 00"; thence, South 79 53' 41" East, 25.00 feet to a tangent curve concave to the Southwest having a radius of 2.00 feet thence along said tangent curve concave to the Southwest
2.79  feet,  through  a central angle of 79  52' 41"; thence, South 00  01' East
19.00 feet, thence North 89 59' East, 19.00 feet to a tangent curve to the Southwest having a radius of 159.00 feet; thence, along said tangent curve concave to the Southwest, 87.56 feet, more or less, to the intersection of said curve with the Westerly right-of-way line of Central Avenue.

Parcel  Two:

An  easement  for  Building  Encroachment  upon  the following described parcel:

Beginning at the most Southwesterly corner of that certain parcel of land described by that certain Grant Deed recorded September 25, 1978 and filed in Book D 971 at Official Records at Page 453 in the office of the County Recorder, County of Santa Clara, State of California; thence along the Southerly boundary of said parcel of land the following courses and distances:

South 89 56' 17" East, 126.21 feet to an iron pipe; South 0 02' 27" West, 8.00 feet; North 73 33' 43" East, 17.00 feet to the True Point of Beginning, said True Point of Beginning being a point on a non-tangent curve concave Southerly having a radius of 25.00 feet; thence from a tangent bearing North 18 39' 19" East Northeasterly and Southeasterly along the arc of said curve through a central angle of 130 02' 40" a distance of 56.74 feet, to its intersection with aforesaid Southerly boundary of said parcel of land; thence along aforesaid boundary the following courses and distances; North 79 53' 41" West 8063 feet to a point of a non-tangent curve that is concave Southerly and has a radius of
39.00 feet; Westerly along the arc of last mentioned curve through a central angle of 26 30' 00" a distance of 18.04 feet; South 73 33' 43" West 19.50 feet to the True Point of Beginning.

Parcel  Three:

Beginning at an iron pipe marking the intersection of the Northwesterly right of way line of the South Pacific Railroad Company and the Southerly line of Central Avenue, thence South 31 34' 10" West along said northwesterly right-of-way line
18.00 feet; thence, North 58 27' 29" West parcel to the Southerly right-of-way line of Central Avenue and at right angles 18.00 feet distant 32.00 feet; thence North 31 32' 41" East 3.00 feet to a tangent curve concave to the Southwest having a radius of 1.5 feet, thence along said tangent curve to the Southwest
2.36 feet through a central angle of 90 thence North 58 27' 19" West 19.00 feet, thence North 31 32' 41" East 14.00 feet more or less to the right-of-way line South 58 27' 19" East 73.00 feet, more or less, to the point of beginning.

Excepting therefrom a strip of land 3.00 feet wide the Northerly line of which is coincident with the Southerly right-of-way line of Central Avenue.

                                  SCHEDULE 'B'



SINGLE  TENANT  FLOOR

The 'Rentable Area' of a single tenant floor shall be computed by measuring from the inside finish of the permanent outer Building walls or from the glass line in accordance with the standards of the Building established by the Landlord. Rentable Area shall include all areas within outside walls or glass line less stairs (but including stair landings where they provide access to washrooms, storage rooms, etc.), elevator shafts, flues, pipe shafts, vertical ducts, and their enclosing walls. Washrooms, janitor rooms, on-floor storage rooms, telephone rooms, electrical closets shall be included in the Rentable Area. Where the space on both sides of a wall is Rentable Area, the wall is to be included in the Rentable Area. No deductions shall be made for columns and projections necessary to the

Building.

MULTI-TENANT  FLOOR

The Rentable Area of a multi-tenant floor tenant shall be computed by multiplying such portion of the Usable Area (AS set out below) allocated to the multi-tenant floor tenant by the ratio of the total Rentable Areas of the Building to the total Usable Areas of the Building.

The "Usable Area" of a multi-tenant floor is the Rentable Area of a single tenant floor less the area of the Normal Corridor (as act out below), washrooms, janitor closets, telephone rooms, electrical closets, air conditioning rooms and their enclosing walls.

The Usable Area of the multi-tenant floor tenant shall be computed by measuring from the inside finish of the permanent outer Building Wall or from the glass line to the Usable Area side of the Normal Corridor and /or other permanent partitions and to the center line of partitions which demise tenant areas.

The 'Normal Corridor" is the minimum corridor permitted by the applicable code, yet practical for leasing purposes. For example, although the code may permit a 42 inch wide corridor, for aesthetic reasons or because of grid restrictions, the corridor might well be 4'6' or 5'0' wide. Once the corridor dimensions have been established they shall remain unchanged and marked on the master plan showing all dimensions used to calculate Rentable Area and Usable Area.

The  ground  floor  is  measured  as  Usable  Area.

If the Normal Corridor is extended to provide a multi-tenant floor tenant access to its space, the area of the corridor extension is included in that tenant's Usable Area or allocated proportionately to the multi-tenant floor tenants benefiting from the extension of the Normal Corridor.

PROPERTY  NAME:         300  Orchard  City  Drive

                        Campbell,  California

PROPERTY  NUMBER.      566

                                  SCHEDULE "C'

                      TAXES PAYABLE BY LANDLORD AND TENANT


     Tenant Taxes (a) The Tenant covenants to pay all Tenant's Taxes, as and when the same become due and payable. Where any Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord.

     (b) The Tenant covenants to pay the Landlord the Tenant's Proportionate Share of the excess of the amount of the Landlord's Taxes in each Fiscal Period over the Landlord's Taxes in the "Base Year' (as hereinafter defined).

     (c) The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes-

     Landlord's Taxes(d) The Landlord covenants to Pay all Landlord's Taxes subject to the payments on account of Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the mount of any Taxes or other taxes based n such assessment and relating to the Property, In connection with any such appeal, the Landlord may defer payment f any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

     (e) In the event that the Landlord is unable to obtain from the taxing authorities any Separate Allocation separate allocation of Landlord's Taxes, Tenant's Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord acting reasonably and shall be conclusive.

     (f) Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payment of all the Tenant's Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

     Tax Adjustment (g) If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, the Landlord's Taxes will be determined by the Landlord as if the Building had been taxed as a completed building fully occupied by commercial tenants for any such Fiscal Period.

Definition             2.              In  this  lease:

     (a) "Landlord's Taxes' shall mean the aggregate of all Taxes attributable to the Property, the Rent or the Landlord in respect thereof and including, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof,

     (b) "Taxes" shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, rental taxes and assessments whatsoever including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission provided that "Taxes' shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property;


     (c)  "Tenant's Taxes" shall mean the aggregate of:

          (i) all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of my of the Property; and

          (ii) the amount by which Taxes (whether imposed upon the Landlord or the Tenant) are increased above the Taxes which would have otherwise been payable as a result of the Leased Premises or the Tenant or by their occupant of the Leased Premises being taxed or assessed in support of separate schools; and

                                   SCHEDULE"C"

                      TAXES PAYABLE BY LANDLORD AND TENANT

     (d) "Tenant's Proportionate Share" shall mean two decimal ninety-two percent (2.92%) subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total Rentable Area of the Property provided that total Rentable Area of the Property and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

     (e)  "Base Year" as used in this Schedule shall mean calendar year 1998.

                                   SCHEDULE"D"

                               SERVICES AND COSTS

1     The  Landlord  covenants  with  the  Tenant:
Interior Climate Control (a) To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to government regulations during hours to be determined by the Landlord (but to be at least the hours from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive with the exception of holidays, Saturdays and Sundays), such conditions to be maintained by means of a system for heating and cooling filtering and circulating air; the Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts as determined by the Landlord or the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window covering on exterior windows is not kept fully closed;

     Janitor Service (b) To provide janitor and cleaning services to the Leased Premises and to common areas of the Building consisting of reasonable services in accordance with the standards of similar office buildings;

     Elevators,  Lobbies,  etc.     (c  )     To  keep  available  the following
facilities for use by the Tenant and its employees and invitees in common with other persons entitled thereto:


          (i) passenger and freight elevator service to each floor upon which the Leased Premises are located provided such service is installed in the Building and provided that the Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside normal business boom;

          (ii) common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by the Landlord for common use and enjoyment written the Property; (iii) the washrooms as the Landlord may assign from time to time which are standard to the Building, provided that the Landlord and the Tenant acknowledge that where an entire floor is leased to the Tenant or some other tenant the Tenant or such other tenant, as the case may be, easy exclude others from the washrooms thereon.

          2. (a) The Landlord covenants with the Tenant and the Landlord shall have the sole right to furnish electricity to the Leased Premises (except Leased Premises which have separate meters) for normal office use for lighting and for office equipment capable of operating from the circuits available to the Leased Premises and standard to the Building during hours to be determined by the Landlord (but to be at least the home from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive with the exception of holidays, Saturdays and Sundays) and during such other hours that the Tenant elects at its sole cost and expense subject to governmental regulations,

          (b) The amount of electricity consumed on the Leased Premises in excess of electricity required by the Tenant for normal office use shall be @ determined by the Landlord acting reasonably or by a metering device installed by the Tenant at the Tenant's expense. The Tenant shall pay the Landlord for any such excess electricity on demand.

          (c)Intentionally deleted.

          (d) In calculating electricity costs for any Fiscal Period, if less than one hundred percent (100%) of Building is occupied by tenants, then the amount of such electricity costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like electricity costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period,

3. The Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building) and other services referred to in sub-paragraph (a) and (c ) of paragraph 1 and sub-paragraph (a) of paragraph 2 of this Schedule in accordance with the standards of office buildings similar to the Building but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of the Landlord necessary or desirable

                                   SCHEDULE"D"
                               SERVICES AND COSTS
to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of the Landlord.

Additional Services 4.(a) The Landlord may (but shall not be obliged) on request of the Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant (the "Additional Services") including, without limitation,

          (i) replacement of non-building standard tubes and ballasts;
          (ii) carpet shampooing;
          (ii) window covering cleaning;

          (iv) locksmithing;
          (v) removal of bulk garbage;
          (vi) picture hanging; and
          (vii) special "curtly arrangement.

          (b) When Additional Services are supplied or furnished by the Landlord, accounts therefor shall be rendered by the Landlord and shall be payable by the Tenant to the Landlord on demand. In the event the Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by the Landlord (which approval shall not be =reasonably withheld) shall be permitted by the Landlord or the Tenant to supply or furnish Additional Services to the Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by the Landlord with which the Tenant undertakes to cause compliance and to comply.

          5. (a) The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the excess of the amount of the Operating Costs in each Fiscal Period over the Operating Costs in the 'Base Year' (as hereinafter defined).

          (b) Subject to the other terms and conditions of this Lease, the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and the amounts included as Additional Rent whether or not specifically provided for herein and the Tenant covenants with the Landlord accordingly;

          (c) In this Lease "Operating Costs" shall include all costs incurred or which will be incurred by the Landlord in discharging its obligations under this Lease and in the maintenance, operation, administration and management of the Property including without limitation:

               (i)  cast of heating, ventilating and air-conditioning

               (ii) cost of water and power charges;

               (iii)cost of electricity,  fuel or other form of energy which are not separately metered and recovered or paid by tenants;

               (iv) costs of  insurance  carried  by the  Landlord  pursuant  to paragraph 9(a) of this Lease and cost of any deductible amount paid by the Landlord in connection with each claim made by the Landlord under such Insurance;

               (v) cost of building office expanses, including telephone, rent, stationery and supplies;

               (vi) costs of all elevator  and  escalator  (if  installed in the
                    Building) maintenance and operation;

               (vii)costs  of  operating  staff,   management  staff  and  other
                    administrative personnel, including salaries, wages, and fringe benefits;

               (viii) owl of providing security and costs of repair, maintenance and replacement of communications, fire and life safety system serving the Property;


               (ix) owl  of  providing  janitorial  services,  window  cleaning, garbage and snow removal and pest control;

               (x)  cost of supplies and materials;

               (xi) cost of decoration of common areas;


D-  2

                                   SCHEDULE"D"
                               SERVICES AND COSTS

               (xii) cost of landscaping;

               (xiii) cost of maintenance  and operation of the parking area and costs of operating, maintaining, repairing, and replacing all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas used in connection with the Property;

               (xiv)cost  of  consulting,   and   professional   fees  including
                    expenses;

               (xv) cost of  replacements,  additions and  modifications  unless otherwise  included under Operating Costs under subparagraph
                    (xvi), and cost of repair and;


               (xvi)cost a in respect of each Major  Expenditure (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at ten percent (10%) per annum compounded semi-annually. For the purpose hereof "Major Expenditure" shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith, provided that, in each case, such expenditure was more than ten percent (10%) of the total Operating Costs for the immediately preceding Fiscal Period.

     (d) In this Lease there shall be excluded from Operating Costs the following:

                    (i)  interest on debt and capital retirement of debt;
                    (ii)such of  the  Operating  Costs  as  are  recovered  from insurance proceeds; and
                    (iii)costs  as  determined  by  the  Landlord  of  acquiring tenants for the Property.

6. The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly Installments of principal and interest at ten percent (10%) per annum compounded semi-annually. For the purposes hereof, 'Major Expenditure' shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modification, upgrades or additions to the Property or facilities used in connection therewith, provided that, in each case, such expenditure is more than ten percent (10%) of the total Operating Costs of the Immediately preceding Fiscal Period.

7. In calculating Operating Costs for any Fiscal Period, if less than one hundred percent (100%) of Building is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like Operating Costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100-/.) during such entire period.

8.     In  this  Lease:

     (i) "Tenant's Proportionate Share' shall mean two decimal ninety-two percent (2.92%) subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total Rentable Area of the Property provided that total rentable area of the Property and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

     (ii) 'Base Year' shall mean calendar year 1998.

                                   SCHEDULE'E'

                              RULES AND REGULATIONS

1. The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2. The washroom plumbing fixtures and other water apparatus shall not be wed for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be home by the Tenant.

3. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours.

4. No birds or animals shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other then those required for business purposes.

6. All persons entering and leaving the Building at any time other than during normal business hours shall register in the books which may be kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the Premises to which such person seeks entrance and a pass in a form to be approved by the Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of the Landlord.

7. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8. The Tenant shall not permit any cooking in the Leased Premises except for food warned up in microwaves for consumption by employees or guests of the Tenant. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.

9. The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written cement of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platform to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approved by the Landlord.

10. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building

11. The parking of automobiles shall be subject to the charges and the reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise.

12. The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.

13. Except with the prior written consent of the Landlord, no tenant shall we or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises.

14. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

15. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

                                  SCHEDULE "E"

                              RULES AND REGULATIONS

16. The Tenant shall be entitled to have its name shown upon the directory board of the Building and at one of the entrance doors to the Leased Premises all at the Tenant's expense, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board for the Tenant.

17. The Tenant shall keep the window coverings (if any) in a closed position during period of direct son load. The Tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

18. The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

19. The Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to the Landlord.

20. The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the Landlord's rights over such land, driveways and passages.

21. The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, Is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

22. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as In its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the presentation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

                                  SCHEDULE "F"
                             LEASEHOLD IMPROVEMENTS

Definition of Leasehold Improvements 1. For purposes of this Lease, the term. "Leasehold Improvements" includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises, in the Leased Premises and by or on behalf of other tenants in other premises in the Building (including the Landlord if an occupant of the Building), including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

Installation of Improvements and Fixtures 2. The Landlord shall include in the Leased Premises the "Landlord's Work' (as hereinafter defined). The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written
approval.  The     Landlord's  approval  shall  not,  if  given,  under  any
circumstances be construed as a consent to the Landlord having its estate charged with the cost of work. The Landlord shall not unreasonably withhold its approval to any such request, but failure to comply with the Landlord's reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal. In making, erecting, installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, after or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building. The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where considered appropriate by the Landlord, working drawings and specifications thereof. If the Tenant requires from the Landlord drawings or specifications of the Building in connection with the Leasehold Improvements, the Tenant shall pay the cost thereof to the Landlord on demand. Any reasonable costs and expenses incurred by the Landlord in connection with the Tenant's Leasehold Improvements shall be paid by the Tenant to the Landlord on demand. All work to be performed in the Leased Premises shall be performed by competent and adequately insured contractors and subcontractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld (except that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen who have labor union affiliations that are compatible with those affiliations (if any) of workmen employed by the Landlord and its contractors and sub-contractors. All such work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord including, without limitation, payment on demand of a reasonable fee of the Landlord for such supervision, and shall be completed In good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Copies of required building permits or authorization shall be obtained by the Tenant at its expense and copies thereof shall be provided to the Landlord. If the Tenant undertakes Leasehold Improvements, upon completion of such Leasehold Improvements the Tenant shall supply to the Landlord complete 'As-Built" drawings representing Leasehold Improvements installed and, if applicable, an engineer approved air balance report. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system.

Liens and Encumbrances on Improvements and Fixtures 3. In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the construction lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. The Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or, without the written consent of the Landlord, with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any construction or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and may make any payments or take any steps or

                                  SCHEDULE 'F"

                             LEASEHOLD IMPROVEMENTS

proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord's right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrances so discharged was without merit or excessive or subject to any abatement, set-off or defense. The Tenant agrees to indemnify the Landlord from all claims, costs and expenses which may be incurred by the Landlord In any proceedings brought by any person against the Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for the Tenant.

Removal of Improvements and Fixtures 4. All Leasehold Improvements in or upon the Leased Premises shall immediately upon their placement be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that-.

     (a) the Tenant shall, prior to the end of the Term, remove such of the Leasehold Improvements and trade fixtures In the Leased Premises as the Landlord shall require to be removed; and

     (b) the Tenant may, at the times appointed by the Landlord and subject to availability of elevators (if installed in the Building), remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of Its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefor new furniture and equipment.

The Tenant shall, in the case of every removal, make good at the expense of the Tenant any damage caused to the Property by the Installation and removal. In the event of the Non-removal by the end of the Term, or sooner termination of this Lease, of such trade fixtures or Leasehold Improvements required by the Landlord of the Tenant to be removed, the Landlord shall have the option, in addition to its other remedies under this Lease to declare to the Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such a declaration may dispose of such trade fixtures and retain any proceeds of disposition as security for the obligations of the Tenant to the Landlord and the Tenant shall be liable to the Landlord for any expenses incurred by the Landlord.

5.     For  the  purpose  of  this  Lease,

     (a) the term "Tenant's Work' shall mean all work required to be done to complete the Leased Premises for occupancy by the Tenant excluding the 'Landlord's Work" (as hereinafter defined).

     (b)  the term 'Landlord's Work" shall mean:

          1. Install new carpet (building standard) throughout entire space (except lunchroom).

          2.   Repaint white walls.

          3.   Touch up exterior paint on window sills.

          4.   Remove the janitorial closet (including sink).

          5.   Replace broken or stained ceiling tiles.

          6.   Remove existing 220V power cords and outlets.

          7. Build insulating wall along back of space that shall considerably reduce the noise from the adjacent mechanical room.